UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 17, 2019
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RYAM	The New York Stock Exchange
Preferred Stock, $0.01 par value	RYAM PR A	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Rayonier Advanced Materials Inc.

Item 5.02.	Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On June 17, 2019, Rayonier Advanced Materials Inc. (the “Company”) announced that Frank A. Ruperto, the Company’s current Chief Financial Officer and Senior Vice President, Finance and Strategy, will leave that position to become the Company’s Senior Vice President, High Purity and High Yield Cellulose Business, effective July 8, 2019. Mr. Ruperto has been the Company’s Chief Financial Officer since November 28, 2014, and has led the organization’s finance and strategy group through the Company’s successful cost transformation as well as the acquisition and integration of Tembec Inc. Mr. Ruperto will leverage his knowledge of the Company and his business acumen obtained through his 30-year professional career, including twenty-five years as an adviser to the pulp and paper and chemical industries through progressive roles at Merrill Lynch, Bank of America Merrill Lynch and Kidder Peabody/Paine Webber Inc.

(c) On June 17, 2019, the Company also announced that Marcus J. Moeltner will become its Chief Financial Officer and Senior Vice President, Finance effective July 8, 2019.

Mr. Moeltner, age 55, joined the Company in November of 2017 at its headquarters in Jacksonville, Florida, as Vice President, Corporate Development and Planning, in connection with the Company’s acquisition of Tembec Inc. He had rejoined Tembec Inc. in May 2008 as Vice President, Corporate Development. From 2005 to 2008, Mr. Moeltner was Vice President, Finance for Grant Forest Products Inc., a Canadian forest products producer, where he was responsible for leading a team responsible for financial analysis, treasury, cost accounting, risk management, and taxation across its business operations. From 2000 to 2004, Mr. Moeltner held various roles at Tembec Inc., including Director, Business Planning, and Vice President, Business Analysis and Control. Mr. Moeltner began his professional career with Kimberly-Clark Corporation in 1987 and, during his tenure there, held various finance positions of increasing responsibility in Canada, France, England, and the United States. Mr. Moeltner holds an Honors Bachelor of Commerce degree from Laurentian University, Sudbury, Ontario. He is also a CPA, CMA receiving his accreditation in Ontario.

In connection with Mr. Moeltner’s appointment as Chief Financial Officer and Senior Vice President, Finance, Mr. Moeltner will receive an annual salary of $375,000. Mr. Moeltner is eligible for an incentive target cash bonus equal to 61% of his base salary, subject to the terms and conditions of the Company’s Non-Equity Incentive Plan and the Company’s Annual Corporate Bonus Program. He is also eligible for participation in the Company’s Incentive Stock Plan and, in connection with his promotion, will be granted an equity award valued at $225,000 on June 17, 2019, with 70% designated under the 2019 Performance Share Unit Program and 30% designated as restricted share units. Mr. Moeltner becomes eligible for severance under the Company’s Executive Severance Plan and Non-Change in Control Executive Severance Plan; and will continue to be eligible for certain other benefits made available generally to all Company employees, including participation in employee welfare plans, vacation and sick leave. Additionally, Mr. Moeltner has entered into the Company’s standard indemnification agreement for its executive officers.

There are no other arrangements or understandings pursuant to which Mr. Moeltner was elected as Chief Financial Officer and Senior Vice President, Finance. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Moeltner. There are no related party transactions between the Company and Mr. Moeltner reportable under Item 404(a) of Regulation S-K.

Item 8.01.	Other Events

Dr. Erin Byers, who has served as the Company’s Senior Vice President, High Purity and High Yield Cellulose Business since 2017 and, prior to that role, as the Company’s Vice President of Sales and Marketing beginning in June of 2014, will become the Company’s Senior Vice President, Research and Development. In this role, Dr. Byers will dedicate his full attention to driving the Company’s new product innovation and commercialization process.

A copy of the press release announcing Messrs. Ruperto and Byers' position changes and Mr. Moeltner's appointment is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled "Rayonier Advanced Materials Repositions Senior Management Team to Drive Growth" issued June 17, 2019

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

June 17, 2019

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